EXHIBIT 10.19

Supplemental Agreement

补充协议书

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is entered into as of October 28, 2010 by and between Wuhan Kingold Jewelry Co., Ltd. (“Party A”) and Bin Zhao (the “Party B”) (collectively the “Parties”; individually a “Party”).

本补充协议（以下称“协议”）由武汉金凰珠宝股份有限公司（以下称“甲方”）与赵彬先生（以下称“乙方”）（以下统称为“协议各方”或单称为“协议一方”）于2010年10月28日签署。

WHEREAS, the Parties signed the Labor Contract on April 1, 2008 (hereafter referred to as “Labor Contract”);

鉴于，协议各方于2008年4月1日签订了劳动合同（以下简称“劳动合同”）；

WHEREAS, the Parties intend to modify or revise the relevant provisions in the Labor Contract.

鉴于，协议各方现欲就劳动合同约定的相关事项进行补充或变更。

NOW, THEREFORE, based on the principle of equality, voluntariness and unanimity through consultation，the Parties agree as follows

就此，双方基于平等自愿协商一致原则，签订以下本补充协议：

1．           Term of Employment. The term specified in Article 1 of the Labor Contract shall be changed to the period for October 28, 2010 till October 28, 2013, unless the employment is terminated prior to the expiration of such three-year period. (“Term”).

1．           期限。 除非劳动关系被提前终止，劳动合同第一条约定的劳动合同期限变更为2010年10月28日至2013年10月28日止（以下简称“协议期限”）。

2．           Article 2 of the Labor Contract shall be modified as follows: Party B shall render services to Party A in the position of general manager and perform all services appropriate to that position as well as other services as may reasonably be assigned by Party A.  Party B’s domestic principal place of employment shall be at Wuhan or any other place as agreed by the Parties from time to time.  Party B shall devote most of his working time, attention and skill to the discharge of his duties of his office and shall faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him, and shall observe and comply with all resolutions and directions from time to time made or given by the Chief Executive Officer and/or Board of Directors of Party A (the “Board”).  The Party B shall at all times keep the Chief Executive Officer and Board promptly and fully informed of his conduct relating to material matters, decisions and transactions affecting or involving Party A or its related companies (including Kingold Jewewlry, In., Wuhan Vogue-Show Jewelry Co., Ltd. and etc.) and provide such explanations as may reasonably be required.  Insofar as the internal rules and regulations of Party A are applicable to Party B , Party B undertakes to abide by such rules and regulations.

2．           劳动合同第二条约定变更为：乙方将作为甲方的总经理，向甲方提供适合于此职位及甲方可能合理分配的其他工作内容。乙方的国内主要办公地址在武汉或者双方不时约定的其他地点。乙方将尽其工作时间、精力和能力履行其职责且忠实尽责履行其职责和行使其不时被分派或授予的权利，且将遵守和符合所有甲方的首席执行官和/或董事会不时作出的决议和指令（“董事会”）。乙方将在任何时候及时全面通知首席执行官及董事会有关他的行为中影响或涉及甲方或甲方关联公司（包括Kingold Jewelry, Inc.、武汉唯秀首饰有限公司等，下同）的主要事项、决定和交易的执行，且根据合理要求提供解释。甲方及其关联公司的内部规定和规则适用于乙方，且乙方承诺遵守此规定和规则。

3．           Remuneration.  Article 3 of the Labor Contract shall be modified as follows: Subject to Party A’s policies and practices, during the Term, Party B shall be entitled to the following remuneration (on a cumulative basis):

3．           报酬。 劳动合同第三条第一款的约定变更为：基于甲方的政策和实际操作，在协议期间，乙方将有权取得以下报酬（累计计算）：

（1）  Base Salary.  Party A shall pay Party B a base salary of RMB 1,000,000 per year (the “Annual Base Salary” or “Base Salary”) or RMB 83,334 per month (the “Monthly Salary”), less all applicable withholdings and deductions, for his employment with Party A, subject to (a) a reasonable annual adjustment (determined by the Board) to reflect increases in the cost of living due to inflation; and (b) an additional adjustment as agreed by Party A and Party B if the workload of the Party B substantially increases due to the business expansion of Party A and its related companies. Party B acknowledges and agrees that his Base Salary will also be correspondingly adjusted if the salary of all the other employees of Party A is adjusted in accordance with the then effective payroll policies of Party A.

（1）  基本工资。 甲方将在乙方受聘期间，支付乙方基本工资为每年人民币1,000,000元（“年基本工资”或“基本工资”）或者每月人民币 83,334元（“月薪”）（未扣除所有应扣缴及扣减的款项），除非(a)根据通货膨胀而导致的生活成本的提高，每年进行合理调整（由董事会决定）；和(b)如果由于甲方业务扩张而使得乙方的工作量实质性增加，而由甲方和乙方同意的额外调整。乙方确认并同意，如果甲方全部其他员工的工资根据甲方当时生效的工资政策予以调整时，则乙方的基本工资将相应调整。

（2）  Bonus.  Party A may pay Party B an annual bonus, less all applicable withholdings and deductions (“Annual Bonus”) in accordance with any Party B annual bonus plans of Party A.  Such Annual Bonus shall be determined by Party A in its sole discretion and approved by the Board, and shall be based on Party’s performance and Party A’s financial performance in the relevant financial year.

（2） 奖金。 甲方可根据甲方的年度奖金计划，向乙方支付年度奖金（未扣除所有应扣缴及扣减的款项）（“年度奖金”）。该年度奖金将由甲方自行决定并经董事会同意，且应基于乙方在相关财务年度的工作表现和甲方财务状况予以确定。

4．           Benefits. Paragraph 2 of Article 5 in the Labor Contract shall be modified as follows: Subject to Party A’s policies and practices, during the Term, Party B shall be entitled to the following benefits:

4．           福利。 劳动合同第五条第二款的约定变更为：基于甲方的政策和实际操作，甲方向乙方提供如下福利待遇：

（1）  Equity Incentives. Party B may be granted share options or other equity incentives as determined by Party A and approved by the Board. For the avoidance of doubt, Party B shall be responsible for, and shall not be entitled to any claims against Party A for, any taxes arising from any grants or awards of any share options or other equity incentives (including the exercise of any share options).

（1） 股权激励。 乙方可被授予由甲方决定及经董事会同意的期权计划或其他股权激励计划。为避免疑惑，乙方应就任何期权或其他股权激励计划的授予或奖励（包括任何期权 计划的行使）而发生的税收自行承担责任且无权就该等税收向甲方索赔。

（2） Insurance. Party A shall pay for life insurance and medical insurance policies with an internationally recognized insurance provider (or such other insurance provider as agreed between the Parties) for the benefit of Party B, provided that (a) the annual premium of all such insurance policies in any one year shall be no more than RMB10,000 in the aggregate; (b) the beneficiaries under the life insurance policy shall be designated by Party B; (c) the other terms of the insurance policies (including, but not limited to, the type of policy and coverage) shall be reasonably satisfactory to Party B and (d) Party B satisfies the eligibility requirements of such policies.

（2） 保险。 甲方应为了乙方的利益而向国际认可的保险公司（或双方同意的其他保险公司）购买寿险和医疗险。购买该寿险和医疗险的条件是：(a)所有保单在任何一年的保险费总计应不超过人民币1万；(b)寿险保单下的保险受益人将由乙方指定；(c)保单其他条款（包括但不限于险种和承保范围）应合理满足于乙方； (d)乙方符合此类保单的资格要求。

（3） Expenses. Party A shall reimburse Party B for reasonable and necessary business expenses incurred by Party B in connection with the performance of the working content as set forth herein during the Term; provided Party B shall provide reasonable supporting documentation with respect to such expenses, if requested.

（3） 费用。 甲方将对乙方在其任职期间履行本协议所约定的工作内容所发生的合理且必需的商务费用予以报销，但乙方应根据要求提供与该等费用相关的合理证明文件。

（4） Indemnification.  Subject to the advice of an appropriate human resource adviser engaged by Party A to ascertain the scope of such indemnity, Party A shall fully indemnify Party B for any losses incurred in his capacity as a director and/or officer of any of Party A and its related companies, if Party A’s director and officer liability insurance is inadequate to cover such losses;  provided Party A shall not be responsible for any losses caused by or attributable to the Party B’s gross negligence or willful default, except as otherwise required by the laws.

（4）  补偿。 甲方将根据其所聘请的适当人力资源顾问所确定的补偿范围的建议，在甲方的董事和管理人员责任险未能足额赔偿时，就乙方因其担任甲方董事和/或管理人员而发生的任何损失予以补偿，但甲方对由于乙方故意或重大过失引起的或可归咎于乙方的故意或重大过失的损失不承担责任，但法律另有约定的除外。

5．          The following shall be added into Article 8 of the Labor Contract：

5．          劳动合同第八条增加以下内容：

（1） By Death.  The Labor Contract and this Agreement shall be discharged automatically upon Party B’s death.  In such event, Party A shall pay to Party B’s beneficiaries or estate (as the case may be) an amount equal to eighteen (18) months of Party B’s Monthly Salary, plus the full amount of any compensation then due and payable under Section 3 and 4 hereof to which Party B is entitled as of the date of termination of the employment.

（1） 死亡。 劳动合同和本协议将基于乙方的死亡而自动终止。在此情形下，甲方将支付乙方受益人或遗产继承人（根据情况确定）相当于18个月的乙方月薪，并向乙方支付于劳动关系终止时根据本协议第3条及第4条所规定的到期应当支付的全部补偿费用。

（2）  By Disability.  If (i) the Party B becomes eligible for Party A’s long-term disability benefits or (ii) Party B is unable to carry out the responsibilities and functions of the position held by Party B by reason of any physical or mental impairment, for a period of more than ninety (90) consecutive days or more than one hundred twenty (120) days in any consecutive twelve-month period, then, to the extent permitted by the laws, Party A may terminate the Labor Contract.  In the event that Party A terminates the employment on grounds of disability, Party A shall pay to Party B an amount equal to eighteen (18) months of the Monthly Salary, plus the full amount of any compensation then due and payable under Section 3 and Section 4 hereof to which Party B is entitled as of the date of termination and thereafter all obligations of Party A under this Agreement shall cease.  In case of industrial injury, Party A shall not terminate this Agreement (even though Party B may not be able to properly carry out his duties) unless Party B agrees to terminate this Agreement and Party A has paid to Party B an amount equal to eighteen (18) months of the Monthly Salary and the full amount of any compensation then due and payable under Section 3 and 4 hereof on the date immediately following such termination, except as otherwise required by the laws.  Thereafter (subject to Section 13 hereof) all obligations of Party A under this Agreement and the Labor Contract shall cease. Nothing in this section shall affect Party B’s rights under any disability plan implemented by Party A in which Party B is a participant, if any.

（2）  残疾。 如果乙方有资格享有甲方长期残疾福利或乙方因身体或精神损害而不能履行其责任和职责连续超过90天或者在任何连续的12个 月期间内超过120天，则在法律规定的范围内，甲方可终止劳动关系。若甲方因乙方残疾而终止劳动关系，甲方应于终止后立即向乙方支付相当于其18个月的月薪，并向乙方支付于劳动关系终止时根据本协议第3条及第4条约定的到期且应支付的全部补偿费用，但法律另有约定的除外。其后，除本协议第13条的约定外，甲方在本协议及劳动合同项下的全部义务应终止。本协议的约定将不影响甲方所执行的乙方作为参与人的残疾人计划下所享有的权利（如何存在）。

（3） Early Termination by Party A.  Party A may dismiss Party B for cause at any time as provided by the PRC Labor Law without any indemnifications (“Causes”).  Cause shall include: (a) Party B materially breaches Party A’s rules and regulations; (b) Party B causes substantial loss to Party A due to his serious dereliction of duty or engagement in graft for personal gain; (c) Party B establishes an employment relationship with another employer simultaneously which materially affects the completion of his task with Party A, or he refuses to rectify the situation after being cautioned by Party A unless Party B is employed by Party A’ related companies or obtains approval from Party A; (d) through fraud, coercion or exploitation of the other party’s disadvantageous position, Party B causes Party A to conclude or amend the Contract against the latter’s true intent; or (e) Party B is subject to criminal liability in accordance with PRC law. The Labor Contract shall be terminated accordingly if Party A ascertains at any time that Party B undertakes any one or more above causes. Except for the above cause, Party A may dismiss Party B by serving Party B three (3) months’ prior written notice.  During such notice period, Party B shall continue to diligently perform all of Party B’s duties hereunder.  In the event of dismissal without Cause, Party B will be eligible to receive an amount equal to the Monthly Salary multiplied by (M + 6), where M shall mean the number of years Executive has been employed by Party A  after this Agreement coming into effective, payable in full immediately following the receipt by Party B of such written notice.

（3）  甲方提前终止劳动关系。甲方可根据劳动法律规定的下列事由于任何时候解雇乙方且有权不给予支付任何补充款项，包括：(a)乙方严重违反甲方的规章 制度；(b)乙方严重失职，营私舞弊，给甲方造成重大损害的；(c)乙方同时与其他用人单位建立劳动关系，对完成甲方的工作任务造成严重影响，或者经甲方提出，拒不改正的，除非乙方为甲方的关联公司所聘用或经甲方同意；(d)乙方以欺诈、胁迫的手段或者乘人之危，使甲方在违背真实意思的情况下订立或者变更劳动合同，致使劳动合同无效的；或(e)乙方被依法追究刑事责任的。如果甲方在任何时候确定乙方所从事的一项或多项行为构成终止的上述事由，则甲方与乙方之间的劳动关系应因此事由而终止。除上述事由外，甲方可提前3个月告知后解雇乙方。在此告知期限内，乙方应继续尽职履行其全部职责。若甲方非基于上述事由解雇乙方的，则乙方将有资格收到相当于其月薪乘以(M+6)的补偿，其中M指乙方自本协议生效后被聘用的年限。该笔补偿将在乙方收到书面通过后立即支付。

（4） Early Termination by Party B.

（4） 乙方提前终止劳动关系。

a． If Party B selects to terminate the Labor Contract for Good Reason (as hereinafter defined), the Party B will be eligible to receive an amount equal to the Monthly Salary multiplied by (M + 5), where M shall mean the number of years Party B has been employed by Party A after this Agreement coming into effective, payable in full immediately following Party A’s receipt of such termination notice, except as otherwise required by the laws.  No Annual Bonus shall be payable upon such termination.  Thereafter (subject to Section 13 hereof) all obligations of Party A under the Labor Contract and this Agreement shall cease. For the purpose of the Labor Contract and this Agreement, “Good Reason” shall mean any of the following events if the event is effected by Party A without the consent of Party B and (ii) such event is not rectified within twenty (20) days by Party A to Party B’s reasonable satisfaction:

a． 如果乙方因为充分理由（见如下定义）终止劳动关系，则乙方有资格收到相当于其月薪乘以(M+5)的金额，其中M是指乙方根据本协议生效后乙方受聘于甲方的年数， 但法律另有约定的除外。该等数额将于甲方接到终止通知后随即支付。在此情形下，年度奖金将不予以支付。此后，除本协议第13条的约定外，甲方在劳动合同及本协议项下的义务全部终止。为劳动合同及本协议之目的，充分理由应指以下任一事件，若（ i）该事件为甲方所引起但未经乙方同意，和（ii）甲方就该等事件在二十天内未予以纠正至乙方合理满意：

(a)  a significant change in Party B’s position with Party A or a change to his duties or responsibilities which materially reduces Party B’s level of responsibility; or

(a)  乙方职位或职责的重大调整导致实质降低乙方的职责水平；

(b)  Party A fails to perform the Labor Contract and this Agreement or violates the relevant labor laws, regulations or infringes upon any of Party B’s rights or interests; or

(b)  甲方未履行劳动合同或本协议或者违反相关劳动法律、法规或侵犯乙方的任何权益；或

(c)  the imposition by the Board on Party B of any action or responsibility involving the commission of (i) a felony, (ii) criminal dishonesty, (iii) any crime involving moral turpitude or (iv) fraud; or

(c)  董事会强令乙方从事涉及下列事项的行为或责任：(i)重罪，(ii)刑事犯罪的不诚实， (iii)任何道德败坏的犯罪，或者(iv)欺诈；或

(d)  any action by the Board requiring Party B to breach Party B’s obligations and responsibilities under the Labor Contract and this Agreement; or

(d)  董事会要求乙方作出的行为违反乙方在劳动合同及本协议项下的义务和职责；或

(e)  any action of the Board constituting a constructive discharge or an unreasonable interference with Party B’s ability to fulfill Party B’s obligations under the Labor Contract and this Agreement; or

(e)  董事会的行为构成对乙方事实上的解雇或对乙方履行劳动合同及本协议项下之义务的不合理干扰；

(f)  a Change of Control of Party A (for purposes of the Labor Contract and this Agreement, a “Change of Control of Party A” shall mean (a) the sale of all or substantially all of the assets of Party A in a transaction or series of transactions, (b) any transaction or series of transactions in which an unaffiliated third party acquires all or substantially all the issued and outstanding capital stock of Party A, or (c) any merger, consolidation or reorganization to which Party A is a party, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the stockholders holding a majority of the outstanding voting power of Party A immediately prior to the merger, consolidation or reorganization of Party A have at least a majority of the outstanding voting power of the surviving entity after the merger, consolidation or reorganization.

(f)  甲方控制权的变更。基于劳动合同及本协议之目的，“甲方控制权变更”是指(i)在一项交易或系列交易中转让甲方全部或主要资产，(ii)任何一项或系列交易中非关联第三方购买全部或事实上已全部发行的甲方股份；或者(iii)任何涉及甲方为一方的收购、合并或重组，除非在甲方的收购、合并或重组前持有甲方大多数表决权的股东，在并购、合并或重组后的存续公司至少拥有大多数表决权。

b．Termination other than for Good Reason. Party B may terminate employment with Party A at any time for any reason other than Good Reason or for no reason at all, upon three (3) months’ advance written notice.  Upon a termination other than for Good Reason, the Party B shall be entitled to a contribution bonus (“Contribution Bonus”).  The distribution of such Contribution Bonus and its amount shall be determined by Party A and approved by the Board; provided that the Contribution Bonus shall not exceed an amount equal to the Monthly Salary multiplied by (M + 5), where M is the number of years the Party B has been employed by Party A after this Agreement coming into effective, except as otherwise required by the laws.  No Annual Bonus shall be payable upon such termination.  During such notice period the Party B shall continue to diligently perform all of its duties hereunder.  Party A shall have the option, in its sole discretion, to make the Party B’s termination effective at any time prior to the end of such notice period as long as Party A pays the Party Ball compensation under Section 3 and 4 hereof to which the Party B is entitled through the last day of the three (3) month notice period.

b．充分理由外的终止. 乙方可因充分理由以外的任何原因或无理由而在任何时候经提前三个月书面通知后终止劳动关系。因充分理由以外的情形终止的，乙方有权取得贡献奖金（以下简称“贡献奖金”）。该奖金的发放和数额将由甲方决定且经董事会同意，但该等奖金不得超过相当于乙方月薪乘以（M+10）的数额，其中M是指乙方根据本协议生效后乙方受聘于甲方的年限，但法律另有规定的除外。但在此终止情况下，年度奖金不予以发放。在该等书面通知期限内，乙方应继续尽责履行其在劳动合同和本协议项下的全部乙方职责。甲方将有权自主选择在该等书面通知期限内使劳动关系的终止发生效力，只要甲方依据本本协议第3条及第4条的约定向乙方支付其直至三个月通知期限之最后一天所有权取得的所有补偿。

（5）  Termination Obligations. The Party B agrees that on or before termination of employment, he will promptly return to Party A all documents and materials of any nature (including any materials in electronic form) pertaining to his work with Party A, including all originals and copies of all or any part of any Confidential Information along with any and all equipment and other tangible and intangible property of Party A.  The Party B agrees not to retain any documents or materials or copies thereof containing any Confidential Information.

（5）  终止义务。 乙方同意，在劳动关系终止之日或之前，其将立即向甲方返还与其工作有关的任何性质的全部文件和资料（包括所有的电子文档资料），包括任何保密信息的全部或部分内容的全部原件及复印件，以及甲方的任何全部设备及其他有形与无形资产。乙方同意，不保留含有保密信息的任何文件或资料或其复印件。

（6）  If the Labor Contract expires in accordance with its term without earlier termination or extension, Party B will be eligible to receive an amount equal to the Monthly Salary multiplied by eight (8) as determined by the Board in its sole discretion, except as otherwise stipulated by PRC laws.

（6）  如果劳动合同及本协议根据协议期限终止，而非提前终止或延长，则乙方有资格获得相当于其月薪乘以8的金额。该金额应由董事会自行决定，但法律另有约定的除外。

6．          Any payments made by Party A pursuant to Section 3, 4 or 4 of this Agreement shall be net of all applicable withholdings and deductions.

6．          甲方根据本协议第3、4及5条实际支付予乙方的款项应为扣减全部适用的扣缴和扣除金额后的净值。

7．          Confidentiality; Non-Compete: Non-Solicitation; No Conflict; Non-Disparagement.

7．          保密、竞争禁止、非劝诱、不冲突及不贬低义务

（1）  Confidentiality Obligation.  The Party B hereby agrees at all times during the term of his employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of Party A and its related companies, or to disclose to any person, corporation or other entity without written consent of Party A, any Confidential Information.  Party B understands that “Confidential Information” means any proprietary or confidential information of Party A, its affiliates, their clients, customers or partners, and licensors of Party A and its related companies, including, without limitation: technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of Party A and its related companies on whom the Party B called or with whom the Party B became acquainted during the term of his employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the clients, customers, suppliers, joint ventures, licensors, licensees, distributors and other persons with whom Party A and its related companies do business, information regarding the skills and compensation of other employees of Party A and its related companies or other business information disclosed to the Party B by or obtained by the Party B from Party A and its related companies , its affiliates, or their clients, customers, suppliers or partners either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.  Notwithstanding the foregoing, Confidential Information shall not include information that is common knowledge or that the Party B demonstrates was or became generally available to the public other than as a result of a disclosure by Party B.

（1）  保密义务。 乙方在此同意，在协议期限内以及终止后，其严格保守甲方商业秘密。未经甲方书面同意，乙方不得使用（但为了甲方及其关联公司的利益除外）或向任何人、公司或其他实体披露任何保密信息。乙方理解，“保密信息”系指甲方、甲方关联公司、甲方客户、消费者或合作伙伴以及甲方的授权方所持有的专有信息或者保密信息，包括但不限于甲方及甲方关联公司的技术数据、贸易秘密、研发信息、产品计划、服务、客户清单和客户（包括但不限于在 乙方的受聘期间乙方联系的甲方及其关联公司的客户以及在此期间乙方所熟悉的客户）、供应商清单和供应商、软件、开发、发明、加工工艺、配方、技术、设计、图纸、工程、硬件配置信息、人事信息、市场营销及融资信息，与甲方及其关联公司有业务往来的客户、消费者、供应商、合资企业、许可方、被许可方、分销商以及其他人员的信息，与甲方及其关联公司的其他员工的技能和员工补偿信息，以及甲方及其关联公司、客户、消费者、供应商或合作伙伴通过直接或间接方式以口头或书面形式或通过零部件或设备的图纸或观察方式披露予乙方的或乙方通过上述方式自该等方处取得的其他商业信息。尽管有前述约定，保密信息不包括常识信息或者乙方证明已经为公众所普遍取得的信息，该信息的取得并非因乙方的披露而造成的。

（2）  Non-Compete and Non-Solicitation. In consideration of the termination compensation payable to the Party B under Section 5 hereof, the Party B irrevocably and unconditionally agrees with and undertakes to Party A that, he will not (i) during his term of employment with Party A take up any Party B position in any company other than Party A and its related companies and will commit most of his efforts towards the development of the business and operations of Party A and its related companies and (ii) for a period of twelve (12) months (or less than twelve (12) months if agreed by the Board) after he ceases to be employed by Party A and/or its related companies (collectively the “Non-Compete Period”):

（2）  竞业禁止和非劝诱。 考虑到在本协议第5条所规定的终止后对乙方的补偿，乙方无条件不可撤销地同意且向甲方承诺，其将(i)不在协议期限内担任除甲方及其关联公司以外的职务且对甲方及其关联公司的业务发展和运作尽最大努力；和（2）在被甲方或其关联公司终止聘用后的十二个月期限内（或少于十二个月，但须经董事会同意）（“不竞争期限”）不从事下列行为：

a．either on his own account or in conjunction with or on behalf of any person, firm or company carry on or be employed, engaged, concerned, provide technical expertise or be interested directly or indirectly in, any business, whether as shareholder, director, executive, partner, agent or otherwise, that is, in the opinion of Party A in competition (whether directly or indirectly) with any business carried on or proposed to be carried on by Party A and its related companies from time to time;

a．自行或与其他合作或代表任何人、商行或公司，针对甲方认为与现有业务或甲方及其关联公司将不时开展的业务存在竞争的业务；从事或被聘用、受托、关注、提供技术专长或者持有直接或间接权益，而不论是否是为股东、董事、执行官、合伙人、代理人或者其他；

b．either on his own account or in conjunction with or on behalf of any other person, firm or company, solicit or entice away or attempt to solicit or entice away from Party A and its related companies from time to time, the customer of any person, firm, company or organization who shall at any time have been a customer, client, agent or correspondent of the Party A or its related companies or in the habit of dealing with Party A or its related companies;

b．自行或与他人合作或代表任何其他人、商行或者公司，不时劝诱或者诱使或企图劝诱或诱使已成为甲方或其关联公司的消费者、客户、代理或联络人或习惯于与甲方及其关联公司进行交易的任何人、商行、公司或组织的客户不再与甲方或其关联公司往来；

c．either on his own account or in conjunction with or on behalf of any other person, firm or company, solicit or entice away or attempt to solicit or entice away from Party A and its related companies from time to time, any person who is an officer, manager or executive of Party A or its related companies whether or not such person would commit a breach of his contract of or employment by reason of leaving such employment; or

c．自行或与他人合作或代表任何其他人、商行或者公司，不时劝诱或者诱使担任甲方或其关联公司的高级职员、管理者或执行官的任何人离开甲方或其关联公司，而不论其离开该等职位是否构成违约；或

d．Party B shall be entitled to monthly compensation in consideration of fulfilling the obligation under this Section, in an amount equal to the Monthly Salary, for the period of the Non-compete Period.

d．乙方履行本款下的义务应有权获得补偿，该数额相关于在不竞争期限的月薪数额。

（3）  No Conflict.  The Party B represents and warrants that Party B’s execution of this Agreement, his employment with Party A, and the performance of his proposed duties under this Agreement and the Labor Contract shall not violate any obligations he may have to any former employer or other party, including any obligations with respect to proprietary or confidential information or intellectual property rights of such party.

（3）  冲突。 乙方陈述与保证，其签署本协议、与甲方之间的雇员关系以及其履行本协议及劳动合同项下的义务不得违法其向前雇佣方或其他方所可能承担的义务，包括与该等方的专有或保密信息或知识产权相关的任何义务。

（4）  Provisions reasonable for protection of legitimate interest.  The Parties agree that the restrictions in paragraph (1) and (2) under this Section are considered to be reasonable in all circumstances.  Notwithstanding the foregoing, it is agreed between the Parties that if any one or more of such restrictions shall, either by itself or together with other restrictions, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interest of Party A and its related companies from time to time, but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in any particular manner then the restrictions shall apply with such deletions, restrictions or limitations, as the case may be.

（4）  合理保护合法权益的条款。协议各方同意，本条第(1)与(2)款下的限制，在任何情况下皆认为是合理的。尽管有前述约定，协议各方同意，若该等限制中的一项或多项应单独或与其他限制共同被判定超越了在任何情况下不时对甲方及其关联公司的合法权益进行保护的合理范围，但若将某一特定限制或某些特定限制删除或将这些限制的任意一部分或某些部分以某一特定方式删除、加以限制或限定时，其会被判定为合理的，则这些限制应根据情况进行该等删除、限制或限定。

（5）  Non-Disparagement. Following the date hereof, Party B shall not, directly or indirectly, in person or through an agent or intermediary, disparage or make negative, derogatory or defamatory statements about Party A and any of its officers, directors employees or stockholders or their respective business activities or the business activities of any of their affiliates or their respective officers, directors, managers, employees or stockholders to any other person or entity, whether true or not.

（5）  非贬损条款。 自本协议签订之日起，乙方不得直接或者间接地，通过其个人或者通过其代理人或中介机构向其他任何人员和机构针对甲方及其关联公司、甲方与关联公司的其他管理人员、董事、雇员、股东或者他们各自的商业行为进行贬损或者作出否定性、贬损性、诽谤性的声明。

（6）  If the Party B fails to discharge his obligations under this Section 7 at any time during the Non-compete Period, in addition to any and all legal remedies that Party A is entitled to under the applicable law, the Party B shall return to Party A such proportion of the compensation payable to the Party B upon the termination of his employment pursuant to Section 5 of this Agreement corresponding to the portion of the Non-compete Period during which the Party B has failed to discharge his non-compete obligation.

（6）  若乙方未能在不竞争期限内的任何时间履行本条所规定的义务，除甲方及关联公司根据可适用的法律有权取得任何及全部法律救济外，乙方同时应根据于本协议第5条规定终止聘用关系之时 向甲方返还应支付给乙方的相应比例的补偿金。该比例等于乙方在不竞争期间未能履行其不竞争义务之期限所占不竞争期间的相应比例。

8．         Intellectual Property

8．         知识产权

The Party B agrees with and undertakes to Party A that:

乙方同意并向甲方作出承诺：

（1）  he will not divulge, use (other than for the purpose and benefit of Party A and its related companies) or infringe the trade marks, logos, inventions, know-how, technology, proprietary information and other intellectual property rights of Party A and its related companies; and

（1）  其将不淡化、使用（除非是基于有利于甲方及其关联公司利益的目的）或者侵犯甲方及其关联公司的商标、标识、发明、专有技术、工艺技术、专有信息以及其他知识产权；及

（2）  all trade marks, logos, inventions, know-how, technology, proprietary information and other intellectual property rights developed, acquired or filed by Party B in the course of his work or employment shall belong solely to Party A. Party B agrees he will, upon demand by Party A, execute any documents reasonably necessary to transfer any such intellectual property rights to Party A.

（2）  在乙方任期和受雇期间，所有产生、获得、提交的商标标识、发明、专有技术、工艺技术、专有信息以及其他知识产权归属于甲方单独所有。乙方同意，他将按照甲方的要求，签署任何文件以便将任何相关知识产权转移给甲方。

9．          Survival.  The Parties’ obligations under Sections 7 and 8 hereof shall survive and continue in effect after the termination of the Labor Contract and this Supplementary Agreement, whatever the reason for such termination.

9．          权利保留。 本协议第7及8条项下的各缔约方之义务应于劳动合同及本协议终止后继续有效，不论该终止因何原因造成。

10．         Continuing Obligations. The obligations in the Labor Contract and this Agreement will continue in the event that Party B is hired, renders services to or for the benefit of or is otherwise retained at any time by any present or future Affiliates of Party A.

10．         持续义务。劳动合同及本协议项下的义务将在乙方被甲方当前或今后与甲方的关联方所聘用、为其提供服务、为该等关联方利益提供服务或者为该等关联方于任何期间聘请时继续有效。

11．         Releases. In consideration for any compensation and other benefits provided for in accordance with Section 5 hereof, the adequacy of which is hereby acknowledged, Party B, for and on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors and assigns, to the maximum extent permitted by law, hereby covenants never to sue and fully and forever releases, acquits and discharges Party A, together with its subsidiaries, parents and affiliates and each of its past and present direct and indirect stockholders, directors, members, partners, officers, employees, attorneys, agents and representatives, and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the “Releasees”), from all rights and liabilities up to and including the date of the expiration of the employment arising under or relating to Party B’s employment with Party A, Party B’s application for and employment with Party A, Party B’s service as an employee of Party A or any of the Releasees, the termination of employment, and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected and any claims of wrongful discharge, breach of contract, implied contract, promissory estoppel, defamation, slander, libel, tortious conduct, interference with contract or business relations, intentional or negligent infliction of emotional distress, sexual harassment, negligence, employment discrimination or claims under any labor and employment statute, law, order or ordinance, including without limitation any rights or claims arising under any laws and regulations relating to discrimination in employment, or any applicable statutory or common laws relating to the terms, conditions or termination of employment, discrimination in employment, or contract- or tort-based claims in connection therewith.

11．         豁免。 考虑到本协议第5条中所约定的补偿以及所提供的利益已经被认为是适当和充分的，乙方代表其自身以及其每一位继承人、被指定的遗嘱执行者、遗产管理人、个人的代理人、继承者、受让人在法律所允许的最大限度内立约承诺，针对甲方、以及其子公司、母公司以及关联方、任何以往的及目前的直接或间接的股东、董事、成员、合伙人、管理人员、雇员、律师、代理商、代表以及他们的继承人、被指定的遗嘱执行者、遗产管理人、个人代理人、继承人、受让人（统称“被免除债务者”）就有关在劳动关系终止前（含当日）就因其受雇于甲方而产生的或与其受聘相关的任何权利和责任、乙方为甲方提出的申请或与甲方的雇佣关系、乙方作为甲方雇员而提供的任何服务或作为被免除债务者而提供的服务、雇佣关系终止不进行起诉，且就上述事项对被免除债务者作出充分且永久性的免除、谅解及不进行任何追索；且就所有的指控、投诉、索赔、责任、义务、承诺、协议、争议、损害、诉讼、诉因、起诉、权利、要求、费用、损失、无论是已知的还是未知的可预见以及不可预见的任何性质的债务和费用、对非法解雇的任何索赔、违反合同、隐含合约、允诺不得反言、诽谤、诋毁、中伤、侵权行为、干扰合同或业务关系、蓄意或过失引起精神困扰、性骚扰、疏忽、就业歧视或依据劳动就业法规、法律、条例或法令的索赔，包括但不限于根据中国与聘用、就业歧视或与其相关的基于合同或侵权的索赔相关的任何法律法规或而产生的任何权利或索赔，放弃针对被免除债务者的起诉，且就上述事项被免除债务者作出充分且永久性的免除、谅解及不进行任何追索。

12．         Governing Law and Dispute Resolution. The execution, validity, interpretation and performance of and resolution of disputes under the Labor Contract and the Agreement shall be governed by and construed in accordance with the officially published and publicly available laws of the PRC.  When the officially published and publicly available laws of the PRC do not apply to any particular matter, international legal principles and practices shall apply.

Any disputes or claims relating to the Labor Contract and the Agreement or the interpretation, breach, termination or validity hereof shall be resolved through friendly consultations, commencing upon written notice given by one Party to the other Party of the existence of such a claim or dispute.  If the dispute or claim cannot be resolved after thirty (30) days of such notice, either Party may request arbitration by a labor dispute arbitration committee established in accordance with the labor law of the PRC.  If either Party disagrees with the arbitral award of the labor dispute arbitration committee, such Party may institute legal proceedings with the authorized people’s court within 15 days after notification of the arbitral award, except as otherwise required by the laws.

12．         法律适用以及争议解决。 劳动合同及本协议项下的执行、效力、解释、履行以及争议的解决应适用中国官方公开发布的可取得的法律。当中国官方公开发布的可取得的法律未能适用于任何特别事项的，则适用国际法原则和惯例。

与劳动合同及本协议有关的任何争议或索赔，或其解释、违约、终止或效力应通过友好协商方式自一方于该等索赔或争议存在时向另一方作出书面通知时开始协商解决。若该等争议或索赔未能于该等通知发出之日后30日予以解决的，一方当事人可以请求根据劳动法设立的劳动争议仲裁委员会仲裁进行仲裁。如果任何一方当事人不同意劳动争议仲裁委员会的裁决结果，则该方可以根据法律约定自劳动仲裁裁决书送达之日起15日内向有管辖权的人民法院提起诉讼，但法律另有规定的除外。

13．         Assignability. The terms of the Labor Contract and the Agreement will remain in effect and shall be binding upon any successor in interest including any entity with which Party A may merge or consolidate or to which all or substantially all of its assets may be transferred.  A reference to Party A shall include its successors.  Except as set forth in the preceding sentence, the Labor Contract and the Agreement may not be assigned by a Party to any third party, without the prior consent of the other Party.

13．         可转让性。劳动合同及本协议条款对利益继承人应继续有效且有约束力，包括甲方通过收购或兼并的任何实体或者受让其全部或主要资产的受让方。除非前述规定外，未经协议另一方的同意，任何一方不得将劳动合同及本协议项下的权利义务转移给任何其他第三方。

14．         Notices. Notices under the Labor Contract and this Agreement shall be given in writing to the relevant Party at the address stated herein (or to such other address as it shall have notified the other Party previously in writing).

14．         通知。 劳动合同及其本协议项下的通知应以书面形式向缔约方在本协议中所指定的地址送达（或者在此之前该缔约方以书面方式通知另一方的其他地址送达）。

to Party A at:

甲方地址：

15 Huangpu Science and Technology Park
Jiang'an District
Wuhan, Hubei Province, PRC 430023
Attention: Chief Executive Officer

中华人民共和国湖北省武汉市江岸区黄浦科技园特15号

武汉金凰珠宝股份有限公司

邮编：430023

收件人：首席执行官

to Party B at:

Bin Zhao
West 8 Building No. 3
Taipingyang Industrial
Zone, Shaoyan Road
Yantian District
Shenzhen, Guangdong Province

乙方地址：

赵彬
广州省深圳盐田区沙盐路太平洋工业园3号楼西8号

15．         Except for the modified matters hereunder, the other provisions under the Labor Contract are still in effect and binding.  In the case there is any discrepancy between the provisions of the Labor Contract and those of this Agreement, the provisions in this Agreement shall prevail.

15．         除本协议约定的变更事项外，劳动合同的其他条款仍然有效。若原劳动合同的有关约定事项与本协议不一致的，适用本协议的相关约定。

16．         Language and Copies of the Agreement.  This Agreement shall be executed in Chinese and English in two (2) original copies.  The Chinese version shall prevail in case of conflict.  Each Party shall receive one (1) original copy, all of which shall be equally valid and enforceable.

16．         语言和协议的份数。 本协议以中英文签署，一式二份。如果两种语言存在冲突，则以中文为准。各方持有一份，每份具有相同的法律效力。

17．         This Agreement shall become effective as of the date that the legal representatives or authorized representatives of Party A and Party B sign and affix the seals respectively.

17．         本协议自甲方法定代表人或授权代表以及乙方签字盖章之日起生效。

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK AND SIGNATURE PAGE FOLLOWS]

以下无正文，后接协议签署页。

IN WITNESS WHEREOF, the undersigned has hereunto caused this Agreement to be executed as of the day and year first above written.

兹证明：本协议将于本协议首页所写明的日期签署。

Party A: WUHAN KINGOLD JEWELRY CO., LTD.
甲方: 武汉金凰珠宝股份有限公司

By:	/s/ Zhihong Jia
Name:	Zhihong Jia
姓名：贾志宏
Title:	Legal Representative
职务：法定代表人

Party B：Bin Zhao
乙方：赵彬

By:	/s/ Bin Zhao
Bin Zhao赵彬

Labor Contract

Between

Wuhan Kingold Jewelry Co., Ltd. (“Employer”)

And

Bin Zhao (“Employee”)

Wuhan Bureau of Labor and Social Security

1

Basic Information of the Employer

Name	Wuhan Kingold Jewelry Co., Ltd	Legal Representative	Zhihong Jia
Domicile	Te No. 15, Jiang’an Economic Development Zone, Wuhan	Contact Department	Personnel Department
Organization Code	744140273-6	Contact Phone No.	65660410

Basic Information of the Employee
Name	Bin Zhao	ID	440621196805223134
Highest Level of Education	Undergraduate	Technical Grade	None
Contact Phone No.	None	Home Address	None
Working Experience
1988 - 1990	Guangdong Jianlibao Co., Ltd.
1990 - 2005	Guangdong Foshan Process Plant Co., Ltd.
2005 - 04/2008	Shenzhen Jinbaitai Jewelry Co., Ltd.
04/2008 - Present	Wuhan Kingold Jewelry Co., Ltd.

2

This Labor Contract is signed on a mutual and voluntary basis by and between the Employer and Employee in accordance with the Labor Contract Law of the People’s Republic of China (“Labor Contract”).

1.	Term of the Labor Contract

1.1.	The term of the Labor Contract is five years and shall commence on April 1, 2008 and expire on March 30, 2013.

2.	Job Content and Working Location

The Employer agrees to employ the Employee to work at Wuhan Kingold Jewelry Co., Ltd as the Employer’s General Manager and will be in charge of the overall work of the Employer.

3.	Working Hours, Break and Leave

3.1.
The Employer and the Employee agree that the Employee shall work on the standard working-hour system. The normal working hours for the Employee shall be no more than eight hours per day, and no more than 40 hours in the aggregate per week.

3.2.
Due to the requirements of production or business, the Employer may extend working hours after consultation with the Employee and his trade union. However, other than the situations set forth in Article 42 of the Labor Law of the People’s Republic of China, the extended working hours shall generally not exceed one extra hour per day. Further, except for special occasions, the extended hours shall not exceed three extra hours per day and the total extension of hours shall not exceed thirty-six hours per month.

3.3.	The Employee is entitled to all legal holidays in accordance with the laws and regulations of the PRC.

4.	Remuneration of Labor

4.1.
Distribution of wages shall follow the principle of distribution according to work and equal pay for equal work. The salary of the Employee (“Salary”) is during the probationary period and RMB$ 10000 after the probationary period. The Employee will be paid monthly.

4.2.
In the case that the Employer extends the working hours, the Employer shall pay no less than 150% of the Salary; in the case that the Employee works on the weekends as required by the Employer without the compensatory time off, the Employer shall pay no less than 200% of the Salary; in the case that the Employee works on the legal holidays as required by the Employer, the Employer shall pay no less than 300% of the Salary.

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4.3	The Employer shall pay the salary to the Employee in cash and payment shall be made at least once per month. The date of payment shall be on the15th of every month.

4.4.
The Employer shall pay wages to the Employee, provide for legal holidays, allow for leave during periods of marriage or mourning, and to allow participation in social activities all in accordance with PRC law.

5.	Social Insurance & Welfare

5.1.
Both parties will participate in the mandatory social insurance scheme and both agree that the insurance premiums will be paid on time. For the fees which should be paid by the Employee, the Employer will withdraw such fees from the Employee’s salary.

5.2.	The Employer offers the Employee the following welfare benefit:

The Employer will buy business accident insurance for the Employee.

6.	Labor Protection, Working Conditions and Protection against Occupational Hazards

6.1.
The Employer shalltruthfully inform the Employee of any work involving occupational hazards and strictly abide by state rules and standards on labor safety and sanitation, educate the Employee on labor safety and sanitation, prevent accidents in the process of work, and reduce occupational hazards.

6.2.
The Employer shall provide the Employee with workplace safety and sanitation conditions that meet state laws, along with the necessary articles of labor protection, and in addition, carry out regular health examination(s) for the Employee engaged in work with occupational hazards.

6.3.	The Employer who engages the Employee for any special operations shall obey the specific rules for their operation.

6.4.	The Employer shall provide special protection to both female staff and workers and also juvenile workers (juvenile workers are defined as those between 16 and 18 years old).

6.5.
The Employee should strictly follow rules on safe operation while working and obey the regulations and commands of the Employer relating to maintaining a safe workplace. Illegal work activity is strictly forbidden.

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6.6.
The Employee shall have the right to refuse to follow orders of the Employer if management personnel of the Employer directs or forces them to work in violation of the safety regulations of the Employer and to make any acts endangering one’s safety of life and physical health, and the right to make complaint(s) thereon against the Employer.

7.	Amendment of Labor Contracts

7.1.	Both Employer and Employee may amend the provisions of the Labor Contract if they mutually agree upon consultation. Amendments to the Labor Contract shall be made in writing.

7.2.	The Employer and the Employee shall each hold one copy of the amended Labor Contract.

8.	Dissolution and Termination of Labor Contracts

8.1.	The Employer and the Employee may terminate the Labor Contract if they both mutually agree after consultation.

8.2.	The Employer may terminate the Labor Contract if the Employee:

8.2.1.	fails to meet the requirements for employment during the probation period;

8.2.2.	materially breaches the Employer’s rules and regulations;

8.2.3.	causes substantial loss to the Employer due to serious dereliction of duty or engaging in graft for personal gain;

8.2.4.
establishes an employment relationship with another employer at the same time, which materially affects the completion of the Employee’s job duties with the Employer, or Employee refuses to rectify the situation after being first cautioned by the Employer;

8.2.5.	concludes or amends the Labor Contract against the true intent of this Labor Contract by use of fraud, coercion or exploitation of the other party’s disadvantageous position.

8.2.6.	is subject to criminal liability in accordance with the law.

8.3.	The Employer may terminate the Labor Contract under any of the following circumstances by giving the Employee 30 days prior written notice or one month’s wages in lieu of notice:

8.3.1.
where the Employee is unable to either resume his original work or to engage in other work arranged for him by the Employer after the expiration of the prescribed medical treatment period for an illness or non-work-related injury;

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8.3.2.	where the Employee is incompetent and remains incompetent after training or adjustment of his position; or

8.3.3.
a material change in the objective circumstances relied upon at the time of entering into the Labor Contract renders it impossible for the parties to perform and, after consultation, the Employer and the Employee are unable to reach an agreement on amending the Labor Contract.

8.4	The Employer shall not terminate this Labor Contract under the above Section 8.3 if the employee:

8.4.1.
is engaged in operations that would expose him to occupational disease hazards and has not undergone an occupational health check-up before leaving work, or is suspected of having contracted an occupational disease and has been diagnosed or is under medical observation;

8.4.2.	has been confirmed as having lost or partially lost his capacity to work due to an occupational disease contracted or work-related injury sustained during his employment with the Employer;

8.4.3.	has contracted an illness or sustained a non-work related injury and the prescribed period of medical treatment has not expired;

8.4.4.	is a female employee in her pregnancy, confinement or nursing period;

8.4.5.	has been working for the Employer continuously for not less than 15 years and is less than 5 years away from the legal retirement age; or

8.4.6.	falls into any other circumstances stipulated by laws or administrative regulations.

8.5.
The Employee may terminate the Labor Contract upon giving his Employer 30 days prior written notice. The Employee may terminate his Labor Contract during the probation period by giving the Employer 3 days prior notice.

The Employee may terminate his Labor Contract if his Employer:

8.5.1.	the Employer fails to provide the Employee with workplace safety and labor condition under the Labor Contract;

8.5.2.	fails to pay the Employee his labor compensation in full and on time;

8.5.3.	fails to pay the social insurance fees for the Employee in accordance with the laws;

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8.5.4.	adopts rules or regulations that are in violation of governmental laws or regulations, thereby impairing the Employee’s rights and interests;

8.5.5.	concludes or amends the Labor Contract against the true intent of this Labor Contract by use of fraud, coercion or exploitation of the other party’s disadvantageous position;

8.5.6.	other situations to terminate the Labor Contract by the Employee as set forth the laws and regulations.

If the Employer uses violence, threats or unlawful restriction of personal freedom to force the Employee to work, or if the Employer forces or instructs the Employee to perform dangerous tasks which would endanger his personal safety in violation of rules or regulations, the Employee may terminate the Labor Contract immediately without giving any prior notice to the Employer.

8.6.	The Labor Contract is terminated if:

8.6.1.	the contract term expires;

8.6.2.	the employee has started to enjoy his entitlement to basic retirement insurance in accordance with the laws;

8.6.3.	the Employee is deceased, or is declared dead or missing by the People’s Court;

8.6.4.	the Employer is declared bankrupt in accordance with laws;

8.6.5.	the Employer has its business license revoked, is ordered to close or is closed down, or the Employer decides on early dissolution; or

8.6.6.	other circumstances which may arise as set forth by laws or administrative regulations.

8.6.7.
at the time of dissolution or termination of a Labor Contract, the Employer shall issue a certificate of revocation or termination of the Labor Contract and conduct, within 15 days, the procedures for the transfer of the Employee’s file and social insurance account.

8.6.8.
the Employee shall carry out the procedures for the handover of his work as agreed by the parties. If relevant provisions of the law require the Employer to pay the Employee financial compensation, it shall do so upon completion of the procedures for the handover of the work.

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9.	Other Matters:

The Employee shall comply with the “the Employee’s Handbook” and observe all the rules and regulations.

10.	Labor Disputes:

In case of labor disputes between the Employer and Employee, the parties concerned may apply for mediation or arbitration, file the case with court, or settle them through consultation.

11.
The Labor Contract is in duplicate, one for each party respectively. If the Employer fails to deliver the Labor Contract to the Employee which results in losses or damages to the Employee, the Employer shall be held liable.

The Employer: (official stamp)	The Employee:	/s/ Bin Zhao
Bin Zhao

Representative: Zhihong Jia

Date:  April 1, 2008

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